Exhibit (c)(15)

Project Denali

January 02, 2013

[***] indicates information that has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This information has been filed separately with the Securities and Exchange Commission (the “SEC”).

Preface

This volume contains copies of slides that will be presented by members of The Boston Consulting Group, Inc. (“BCG”), to members of the Board of Directors of “Denali”, and are designed for the use of the Board.

At the presentation, the slides will serve as the focus for discussion. They are incomplete without the accompanying oral commentary.

The financial evaluations contained in this presentation are based upon standard methodologies using public and/or confidential data and assumptions derived from the industry insight gained during the strategic options work for the Board of Directors of “Denali”.

Changes in the underlying data or operating assumptions will clearly impact the analyses and conclusions. The Boston Consulting Group does not provide fairness opinions or valuations of market transactions. Our financial evaluations provide a framework for assessing the relative attractiveness of different strategic options.

These materials may not be copied or given to any person or entity (“Third-Parties”) other than the Client without BCG’s prior written consent.

Objective for today - share preliminary materials for January Board meeting

December 6

Lay out market context for Denali

Assess strategy of each Denali business

Market attractiveness

Denali position & trajectory

Future outlook

Define strategic options that emerge

Help frame the Board’s decisions

January (date TBD)

Develop base case outlook for Denali

Based on key assumptions and supporting rationale

Determine DCF value for Denali base case outlook

Highlight potential variations of Denali base case outlook

Management initiatives

Market sensitivities

Share preliminary materials today

Our work since Dec. 6 has focused on creating a grounded view of the forecast for Denali as a stand-alone entity

No

Remain public

Proceed with PE process and (at end)accept bid?

Yes

Take Private

Key questions

Which strategic direction?

Status quo vs. new strategy

Which leadership team?

Current vs. new management

Which go-forward structure?

Stand-alone vs. split

What is Denali worth as public company?

We have framed the Denali forecast using three groups of inputs – base case, initiatives, and sensitivities

Base case forecast

Denali outlook based on underlying market fundamentals

Intent to create mid-point forecast (not optimistic or pessimistic)

Built up using underlying Denali business positions and their market growth rates, Denali share and Denali margins

Organic view (no M&A economics mixed in)

Management initiatives

Significant initiatives identified by management as part of future strategic direction for Denali

e.g. Productivity cost takeout; Grow in emerging markets (EM) Initiatives are incremental to base case forecast

Market sensitivities

Test variables that materially impact the forecast

e.g. PC market outlook

Each variable was given a corridor of outcomes, enabling sensitivities relative to the base case forecast

Financial forecasts lead to range of implied Denali DCF values

		DCF $ / share calculations	
		Low case[3]	High case[4]
Base case forecast	**Base case**		
	• Present value of business CFs	11.8	15.6
	• Cash (after tax)[1,2]	4.3 – 4.9	4.3 – 4.9
	• Debt[1]	(5.2)	(5.2)
	• Long-term investments[1]	1.3- 1.4	1.3- 1.4
	Base case total	**12.2 – 12.9**	**16.0 – 16.7**
Management initiatives	1 **Productivity cost takeout:** Realize 25-75% of $3.3B cost out	**2.6 – 6.9**	**3.7 – 10.0**
	2 **Maintain / grow Core share:** Realize 0-50% of ~11% share (vs. 6%) in EM in FY17	**0 – 1.0**	**0 – 1.4**
	3 **Sales force effectiveness:** Realize 0-50% of 5% per year productivity gain in each of 3 years	**0 – 1.5**	**0 – 2.1**
Market sensitivities	4a **PC market upside**	**1.0**	**2.0**
	4b **PC market downside**	**(0.8)**	**(1.0)**
	5a **New Denali upside:** Range from 6.5% (base case – 4.5%)	**0.8**	**1.2**
	5b **New Denali downside:** Range from 2.5% (base case – 4.5%)	**(0.8)**	**(1.2)**
	6 **Discount rate:** Range from 7.5-9.5% (base case – 8.5%)	**(0.3) – 0.3**	**(0.5) – 0.4**

1. Based on Denali balance sheet as of November 2, 2012 2. Assumes 90% cash and investments are offshore and subject to 25%-35% US taxes on repatriation. 3. TV based on Denali Nov 2012 EV / EBIT multiple of 4.5x 4. TV based on long-term shape of New Denali cash flows and assumes successful transformation to New Denali(7.5x)

Note: 1742M diluted shares outstanding as at Nov 02, 2012. Numbers may not foot due to rounding. Discount rate of 8.5% used to calculate present values.

BCG does not provide fairness opinions or valuations of market transactions. Third-Parties may not rely on these materials for any purpose whatsoever.

Source: BCG analysis, Denali Data Room, Industry Publications, Denali 10Q and 10K

5

Financial forecasts lead to range of implied Denali DCF values

DCF $ / share calculations

		Low case[3]	High case[4]
Base case forecast	Base case		
	• Present value of business CFs	11.8	15.6
	• Cash (after tax)[1,2]	4.3 – 4.9	4.3 – 4.9
	• Debt[1]	(5.2)	(5.2)
	• Long-term investments[1]	1.3- 1.4	1.3- 1.4
	Base case total	12.2 – 12.9	16.0 – 16.7
Management initiatives	1 **Productivity cost takeout:** Realize 25-75% of $3.3B cost out	2.6 – 6.9	3.7 – 10.0
	2 **Maintain / grow Core share:** Realize 0-50% of ~11% share (vs. 6%) in EM in FY17	0 – 1.	1.4
	3 **Sales force effectiveness:** Realize 0-50% of 5% per year productivity gain in each of 3 years	0 – 1.	2.1
Market sensitivities	4a PC market upside	1.0	2.0
	4b PC market downside	(0.8)	(1.0)
	5a **New Denali upside:** Range from 6.5% (base case – 4.5%)	0.8	1.2
	5b **New Denali downside:** Range from 2.5% (base case – 4.5%)	(0.8)	(1.2)
	6 **Discount rate:** Range from 7.5-9.5% (base case – 8.5%)	(0.3) – 0.3	(0.5) – 0.4

TV based on Denali Nov 2012 EV / EBIT multiple of 4.5x

TV based on long-term shape of New Denali cash flows (7.5x)

$3.5B of corporate bonds and gov't debt

Based on mgmt ability to implement productivity initiative

Growth in Premium PCs and strong Denali share and margins in tablets

Decline in premium PCs

1. Based on Denali balance sheet as of November 2, 2012 2. Assumes 90% cash and investments are offshore and subject to 25%-35% US taxes on repatriation. 3. TV based on Denali Nov 2012 EV / EBIT multiple of 4.5x 4. TV based on long-term shape of New Denali cash flows and assumes successful transformation to New Denali(7.5x)
Note: 1742M diluted shares outstanding as at Nov 02, 2012. Numbers may not foot due to rounding. Discount rate of 8.5% used to calculate present values.
BCG does not provide fairness opinions or valuations of market transactions. Third-Parties may not rely on these materials for any purpose whatsoever.
Source: BCG analysis, Denali Data Room, Industry Publications, Denali 10Q and 10K

6

Base case forecast

Base case forecast: Key drivers and assumptions

Key drivers

Base case forecast assumptions

Mix shift in PC market

Shift to value segment drives decrease in PC profit pool

Unit shift from premium to lower margin value segments

Despite modest PC unit growth, leads to estimated decrease in profit pool from $36B to $28B in FY12-17

Denali share in PC market

Moderate Denali share loss in PC markets in line with history

Assume -3 pts of share loss from FY13 to FY17 in PCs driven by share loss in EM and value segments

Core Denali attachment

S&P and Support & Deployment declines moderately due to PC mix shift to lower-value units

Denali position in tablet market

Denali captures share in rapidly growing tablet market

Capture share of 9% in developed markets, 4.5% in EM of Win tablet market by FY17

New Denali revenue growth

Expect revenue of New Denali businesses to grow at underlying segment growth rates

No additional acquisitions included

Note: Impact of management initiatives not included in base case

Source: Denali data room, Management presentations, management interviews, IDC data, Gartner, BCG analysis

Base case forecast

Backup – Mix shift in PC market: Shift to value segment drives decrease in PC profit pool...

FY12: Global profit pools shrinking, shifting to FY17: Global PC profit pools decline with value, where Denali lacks a winning strategy value shift, tablet profit pool expands

$ / unit PC profit pool: Tablet profit $ / unit PC profit pool: Tablet profit 1,400 $38 B pool: $8 B 1,400 $26 B pool: $30 B

1,200 1,200 280 270 1,000 1,000

800 800 75

600 600 70 175

400 25 400 140 25

25 50 200 200

0 0

0 100 200 300 400 500 600 700 800 0 100 200 300 400 500 600 700 800 Premium Value Other Total market Premium Value Ipad Other tablets

($800+) (<$500) Tablets units (M) ($800+) (<$500) Standard iPad Standard Denali: ($500-799) Denali: ($500-799)

Units (M) 13 17 14 – – 9 9 13 –Units (M) Revenue ($B)16 11 6 – – Revenue ($B) 10 6 5 –GM ($B) [***] [***] [***] [***] [***] GM ($B) [***] [***] [***] [***]

1. Profit pool projection based on BCG analysis of historical and current trends for segments of PC market

Note: Denali units, revenue and margin represent fiscal years Margin $ will decline even if Source: BCG analysis, IDC, Gartner, Morgan Stanley, Denali Data room share remains nearly flat

[***] indicates information that has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Exchange Act and has been filed separately with the SEC.

Base case forecast

...leading to significant declines in GM dollars for Core

Base case forecast

FY12 FY13 FY14 FY15 FY16 FY17 CAGR (13-17)

Market Units (M) 82.7 75.1 71.4 67.8 64.4 61.2 (5.0%)

Denali Share (%) 16% 15% 15% 15% 15% 15%

Denali Units (M) 13.3 11.1 10.5 10.0 9.6 9.1 (4.7%)

Premium Denali Price ($/unit) 1,217 1,214 1,187 1,159 1,132 1,105 (2.3%)

Revenue ($B) 16.25 13.43 12.50 11.63 10.82 10.07 (7.0%)

GM % [***]% [***]% 19% 19% 19% 18%

GM ($B) [***] [***] 2.42 2.21 2.01 1.83 ([***]%)

Market Units (M) 117.9 118.7 111.6 104.9 98.7 92.9 (5.9%)

Denali Share (%) 14% 15% 13% 12% 11% 10%

Denali Units (M) 17.0 17.3 15.0 12.8 10.9 9.2 (14.6%)

PCs Standard Denali Price ($/unit) 651 662 658 654 649 645 (0.6%)

Revenue ($B) 11.10 11.46 9.84 8.39 7.09 5.93 (15.2%)

GM % [***]% [***]% 12% 11% 11% 10%

GM ($B) [***] [***] 1.13 0.93 0.75 0.61 ([***]%)

Market Units (M) 163.3 164.8 178.4 194.3 212.8 234.5 9.2%

Denali Share (%) 8% 6% 6% 6% 6% 5%

Denali Units (M) 13.5 10.2 10.7 11.3 11.9 12.6 5.4%

Value Denali Price ($/unit) 443 391 385 379 373 367 (1.6%)

Revenue ($B) 5.98 3.98 4.12 4.27 4.44 4.61 3.8%

GM % [***]% [***]% 4% 3% 3% 2%

GM ($B) [***] [***] 0.17 0.14 0.12 0.10 ([***]%)

Market Units (M) 70.0 101.6 143.4 194.8 254.4 319.0 33.1%

Denali Share (%) 0% 1% 1% 1% 1%

Tablets Denali Units (M) 0.4 1.2 2.1 2.9 3.5 76.9%

Denali Price ($/unit) 395 388 382 375 368 (1.7%)

Tablets Revenue ($B) 0.14 0.48 0.79 1.07 1.29 73.9%

GM % [***]% 8% 8% 8% 8%

GM ($B) [***] 0.04 0.06 0.09 0.10 [***]%

Total Total Revenue ($B) 33.3 29.0 26.9 25.1 23.4 21.9 (6.8%)

Total GM ($B) [***] [***] 3.8 3.3 3.0 2.6 ([***][***] indicates information that has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Exchange Act and has been filed separately with the

SEC. 9

%)

[***] indicates information that has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Exchange Act and has been filed separately with the

SEC. 9

Base case forecast

Total Denali GM forecast to decline slightly – Core Denali

declines partially offset by New Denali growth

Base case forecast

FY12 FY13 FY14 FY15 FY16 FY17 CAGR (13-17)

Revenue ($B) 33.2 29.0 26.9 25.1 23.4 21.9 (7%)

EUC GM % [***]% [***]% 14% 13% 13% 12%

GM ($B) [***] [***] 3.8 3.3 3.0 2.6 ([***]%)

Revenue ($B) 7.9 6.8 6.3 5.8 5.3 4.9 (8%)

Attached

Core S&P GM % [***]% [***]% 19% 19% 19% 19%

GM ($B) [***] [***] 1.2 1.1 1.0 0.9 ([***]%)

Revenue ($B) 2.5 2.0 1.8 1.7 1.6 1.6 (5%)

Attached GM % [***]% [***]% 65% 65% 65% 65%

Services

GM ($B) [***] [***] 1.2 1.1 1.1 1.0 ([***]%)

Revenue ($B) 18.5 19.6 21.6 22.8 24.2 25.0 4.5%2

w New

Ne Denali GM % [***]% [***]% 31% 31% 31% 30%

GM ($B) [***] [***] 6.8 7.1 7.4 7.6 [***]%

Revenue ($B) 62.1 57.4 56.7 55.4 54.5 53.4 (2%)

Total GM % 23% 22% 23% 23% 23% 23%

GM ($B) 14.2 12.8 13.0 12.7 12.5 12.2 (1%)

1. Includes all non-iPad tablets 2. Organic growth rate without acquisitions

[***] indicates information that has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Exchange Act and has been filed separately with the SEC.

11

Base case forecast

Base case forecast projects steady declines in EBIT & FCF for Denali through FY17

Item ($M)	FY12	FY13	FY14	FY15	FY16	FY17	CAGR (13-17)
			Base case forecast				
Sales	62,066	57,408	56,684	55,390	54,535	53,388	(2%)
Cost of Sales	(47,840)	(44,560)	(43,725)	(42,723)	(42,026)	(41,153)	
Gross Margin	**14,226**	**12,848**	**12,959**	**12,667**	**12,510**	**12,235**	(1%)
Gross Margin (%)	23%	22%	23%	23%	23%	23%	
Marketing Opex	([***])	([***])	(1,296)	(1,251)	(1,227)	(1,195)	([***]%)
Sales Opex	([***])	([***])	(4,198)	(4,207)	(4,246)	(4,247)	[***] %
R&D Opex	(778)	(917)	(1,141)	(1,050)	(1,019)	(1,015)	3%
Other Opex	([***])	([***])	(2,563)	(2,471)	(2,434)	(2,382)	([***]%)
Total Opex	(8,737)	(8,623)	(9,198)	(8,978)	(8,925)	(8,838)	1%
Total Opex (%)	14%	15%	16%	16%	16%	17%	
EBIT	5,128	3,864	3,399	3,327	3,222	3,035	(6%)
EBIT (%)	8%	7%	6%	6%	6%	6%	
EBITDA	6,071	5,062	4,534	4,378	4,205	3,977	(6%)
CapEx	(675)	(427)	(616)	(598)	(589)	(576)	8%
Working Capital Change	87	(300)	(101)	(77)	(58)	(65)	(32%)
Taxes	(992)	(845)	(752)	(738)	(717)	(679)	(5%)
Stock Comp	362	362	362	362	362	362	0%
FCF	4,853	**3,852**	**3,427**	**3,328**	**3,204**	**3,019**	(6%)

Note: FY12 OpEx sourced from management files in data room to get granular view

[***] indicates information that has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Exchange Act and has been filed separately with the SEC.

11

Base case forecast

Base case forecast more pessimistic than 9/21 mgmt plan, but in-line with recent analyst reports

EBIT ($M)

5,500 5,000 4,500 4,000 3,500 3,000 2,500

Management plan projects significant decline in EUC / ESG opex levels and 6% revenue growth

FY 13 decline driven by falling EUC revenues and margins

9/21 Management plan

Analyst estimates consistently more pessimistic than 9/21 mgmt plan

Cowen

Morgan Stanley

Goldman Sachs

Analyst consensus

Base case forecast

Barclays

FY 12 FY 13 FY 14 FY 15

Management initiatives

Management initiatives: Three primary strategic initiatives identified by management

Description FY17 EBIT Target

Established top down “affordability” envelopes based on benchmarks

Building pipeline of cost savings opportunities across all BUs and functions

Top-down target of $3.3B cost out resulting in $3.3B FY17 EBIT impact

Actions required to reduce costs are still being developed

2 Maintain / grow Core share

Identified steps to drive Core share

- Focus on high growth EMs

- Develop targeted, local products

- Build local product planning

- Develop local indirect channels

Various levels of implementation

Gain share in EM from 9% to 11% (vs. base case of 7%) resulting in target of $0.5B in EBIT impact by FY17

3 Sales force effectiveness

In process of identifying opportunities to improve SFE

Potential levers include:

- Optimize coverage ratios

- Streamline processes

- Refine generalist / specialist mix

Improve SFE by 5% per year over 3 years driving $1.1B in EBIT impact by FY17

Normal;H1;H2;H3;H4;H5;H6;Blockquote;Preformatted;z-Bottom of Form;z-Top of Form;Premium PC units increase (9.1 M ^ 11.1M) Tablet units increase (3.5 M ^ 10.7 M) Tablet GM increases ([***]% ^ [***]%) Premium PC units decrease (9.1 M ^ 7.0M) Tablet units go to 0 (3.5 M ^ 0 M) Tablet GM declines ([***]% ^ [***]%) Premium PCs maintain current volumes Tablets grow rapidly, but limited cannibalization of laptops Android tablets (with higher margins) gain acceptance for work Premium PCs units fall precipitously Non-Windows Tablets grow rapidly and cannibalize laptops at work/home Tablets have low HW margins WACC triangulated using CAPM and MCPM methods Discount rate increase (8.5% ^9.5%) Discount rate decrease (8.5% ^7.5%) PC market outlook: Upside PC market outlook: Downside New Denali revenue CAGR increases (4.5% ^ 6.5%) Cloud computing accelerates, requiring ESG as a bundle OR New Denali upside Discount rate Market sensitivities: We also tested key PC, New Denali, & discount rate assumptions against alternative scenarios Description 4a 4b 5a 6 Impact to Denali1 [***] indicates information that has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Exchange Act and has been filed separately with the SEC. 1. Unit and margin impacts refer to FY2017 units and margins. Growth impacts refer to FY13-FY17 growth Market sensitivities New Denali revenue CAGR decreases (4.5% ^ 2.5%) IT spend decelerates due to SaaS, Cloud, creates central scale New Denali downside 5b 15

Appendix

Normal;H1;H2;H3;H4;H5;H6;Blockquote;Preformatted;z-Bottom of Form;z-Top of Form;Perspective on key questions underlying the model (I) Key Question How does the market grow? How does Denali share evolve? Why do EUC gross margins change over time? What else drives FCF? What is impact of tablets? Perspective New: 3-4% revenue CAGR, based on sector forecasts Core: 1-2% overall revenue CAGR based on sector forecasts, broken out by price band (+9% for value, -5% for premium) New: Overall constant share, but share gain in servers, network, and share loss in storage Core: Decline from 11% (FY13) to 9% (FY17), based on price tier mix shift Mix shift drives declining profit pool ($10B decline globally from FY13 to FY17) Based on [***]% GM in value, [***] % GM in premium Assume rates consistent with history for CapEx, D&A, and Stock-Based Compensation Working capital calculated separately for each business unit; changes as a percent of total revenue as relative size of units shifts over forecast period Assume no further acquisitions High unit growth at low EBIT $/unit results in limited FCF impact Base Forecast 1 2 3 4 5 Sources: BCG research and analysis, Denali management interviews, Denali data room, Industry publications [***] indicates information that has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Exchange Act and has been filed separately with the SEC. 17

Perspective on key questions underlying the model (II)

Key Question

Perspective

Mgmt Initiatives

6 How was impact of management initiatives evaluated?

Management sized top-down targets based on benchmarking

We evaluated probable success in future years, based on management interviews and experience with similar initiatives at other firms

Together, total impact could range from 25%-75% depending on progress to goal

Market Sensitivities

7 What drives upside and downside assumptions for PC market?

Primary sensitivities are premium PC sales, tablet sales and tablet margins

Premium PC sales the primary driver of profit

Tablet sales a large driver of volume, but only relevant to FCF at higher profit margins

8 What drives high and low revenue growth rates for New Denali?

Base estimate (4.5%) based on IDC/Gartner sector forecasts

Upside case (6.5%) based on aggressive sector growth due to expansion in cloud computing, with Denali holding share

Downside case (2.5%) based on price erosion and decline in customer spend due to shared services, SaaS, and central scale created by cloud

Sources: BCG research and analysis, Denali management interviews, Denali data room, Industry publications

Perspective on key questions underlying the model (III)

Other

Key Question Perspective

9 What are dis-synergies from potential split?

Ongoing earnings impact of negative $950M due to revenue and cost dis-synergies (vs. $600M for Project Clean)

Additional one-time impact of $480M due to split costs (vs. $0 for Project Clean)

Team accepted Project Clean estimates for some items, and modeled others independently; all figures are incremental to base case Projections based on mgmt interviews, research on analogous splits, BCG experience, and scale curves

Sources: BCG research and analysis, Denali management interviews, Denali data room, Industry publications

Additional DCF valuation methodology

DCF Value Methodology

Key Question Perspective

10 What drives discount rate assumption?

Calculated WACC (weighted cost of capital) at 8.5% triangulated using CAPM and MCPM methods

11 How were low and high TV multiples chosen?

Low (4.5x) is based on recent trading EV/EBIT (November-December 2012)

High (7.5x) is based on present value of extended DCF forecast to 2027, assuming that market trends continue and New Denali grows successfully

12 What DCF value does methodology ascribe to the 9/21 management case?

$19-$26/share - using 9/21 forecast of revenue, EBIT, GM, etc. run through the DCF model

Sources: BCG research and analysis, Denali management interviews, Denali data room, Industry publications

1 Backup: Long-term PC revenue growth constant despite form factor shifts - current assumptions falls within band

Total PC rev ($ B) (Laptop + Desktop +Tablet)

Historical PC revenue growth

All cases assume 18% tablet revenue CAGR

400 300 200 100 0

1999-2012 Rev CAGR = 4% R2 = 0.934

Market forecast for PC upside case Market forecast for base case Market forecast for PC downside case

+/-10% of LT revenue trend

Up (+4%) and downside case (-9%) for premium desktop

0 2000 2002 2004 2006 2008 2010 2012 2014 2016

Year

1. Base case = Value: +10%, Standard: -6%, Premium: - 5% Sources: IDC, Gartner, CIA GDP statistics, BCG analysis

1 Assumption - Evolution of PC market: Forecast PC units to remain flat through FY17, but with shifts between price tiers

Assumption: PC units by price tier grow according to growth trajectory post iPad launch

Desktop Units (M)

30

20 Value, +1%

10 Standard, -8%

0 Premium, -4%

1 2 3 4 5 6 7 8 9 10

LT premium desktop CAGR 0%

Upside +4% driven by SmartTV’s fueled by Win 8

Downside -9% evidenced by recent declines in Europe

Quarters since iPad launch

Value: +10%

Standard: -6%

Premium: - 5%

Total PC: 2%

Laptop Units (M)

25

20 Value, +17%

Standard, -5%

15 Premium, -6%

0

1 2 3 4 5 6 7 8 9 10

LT value laptop CAGR 17%

Upside remains at 17%

Downside 10% driven by slowdown in China

Limited impact on profits

Quarters since iPad launch

Source: IDC, Gartner, CIA GDP statistics, BCG analysis

1

Backup: Computing devices market historical data

1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011

CAGR ‘06-‘11 (%)

Desktop

Qty (M) 95 105 114 118 126 136 148 152 163 157 146 157 155 0

ASP ($) 1,224 1,183 1,034 1,035 973 878 751 647 613 600 546 549 564 (3)

Rev ($B) 117 124 118 122 122 120 111 98 100 94 80 86 87 (2)

Laptop

Qty (M) 20 26 27 30 38 47 64 80 107 142 169 201 209 21%

ASP ($) 2,462 2,337 1,936 1,825 1,678 1,564 1,339 1,181 1,109 982 797 738 721 (9)

iPad

Rev ($B) 48 60 52 55 64 74 85 95 119 140 135 148 151 10

Qty (M) - - - - - - - - - - - 17 41

ASP ($) - - - - - - - - - - - 600 580

Rev ($B) - - - - - - - - - - - 10 26

Other Tablets

Qty (M) - - - - - - - - - - - 2 30

ASP ($) - - - - - - - - - - - 418 400

Rev ($B) - - - - - - - - - - - 1 10

Total Mkt.

Qty (M) 115 131 142 148 164 183 212 232 271 300 315 377 434 13

Rev (B) 165 184 171 177 187 193 196 193 219 234 214 246 273 7

Source: BCG analysis, IDC, Gartner, Morgan Stanley

1 New Denali growth rate in base case varies by industry segment, overall in line with external analysts

Forecasts in line with analyst projections1

Revenue CAGR %

(FY 14 – FY 17)

8 6 4 2 0

3.2 3.6 6.2 6.0 6.0 6.0

Enterprise solutions Services Software

Analyst consensus

Base case

Key assumptions

Enterprise solutions

Servers expected to grow slightly faster than market due to historical share gains

Networking, storage expected to grow with market

Services

Infrastructure, security expected to grow at market rates, S&D expected to grow at the rate of servers (4.2%)

Software

Expected to growth at the rate of server middle-ware, enterprise management software

1. IDC, Gartner, Forrester, Morgan Stanley

Note: Growth rates beyond FY 14 chosen to allow for integration of recent acquisitions

2 Denali share has been stable in premium, declining in standard and value

Denali share trends over the last 8Q…

Units (M)

20 18 16 14 12 10 8 6 4 2 0

Premium Standard Value

2010 2010 2011 2011 2011 2011 2012 2012 2012

Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3

...and current GTM and product positions used to model future share trend

Maintaining share in premium

Strong commercial relationships, protects premium disproportionately

Strong product portfolio from Apple has caused short-term fluctuations in share due

Moderate share loss in standard

Standard volume growth in emerging markets and decline in mature markets causes moderate share loss

Recent quarters signaling share loss

Significant share loss in value

Weak GTM position in emerging markets (e.g. 1/5 distribution footprint of Lenovo in China), where value segment growing fastest

Long-term trend of declining share

Source: Denali data room, IDC, BCG Analysis

25

3 Assumption – Denali operating expense evolution: Management plan shows declining opex as % of revenue but 9/21 plan forecasts sales efficiency gains Comments

Avg salesperson revenue productivity1 ($k / rep)

1,000

800

600

[***]

400

200

0

Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4

11 11 11 11 12 12 12 12

Sales opex %

14

12

10

[***] Ent. solutions

8

[***] Services

6 [***] Total Denali

4

[***] EUC

2

Q2 Q4 Q2 Q4 Q2 Q4 Q2 Q4 Q2 Q4

FY FY FY FY FY FY FY FY FY FY

11 11 12 12 13 13 14 14 15 15

Sales, Other Opex as % of revenue held constant at FY12 levels due to historical trend

R&D Opex as a % of revenue modeled after 9/21 plan

Total % Opex for software held constant at FY14 to account for Quest integration

1. 12/10 Denali management plan

[***] indicates information that has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Exchange Act and has been filed separately with the SEC.

5 Tablet market estimated to provide limited profit opportunity for Denali with current cost structure

Denali forecasted to capture share of tablet market in Windows market...

Units (M)

400 300 200 100 0

Denali plays in Windows OS

9%1 share in mature

4.5% share in emerging

102 52% 42% 4% 2012

2%

143 48% 40% 10% 2013

1%

195 46% 39% 14% 2014

2%

254 45% 37% 16% 2% 2015

319 47% 34% 17% 1% 2016 Calendar year

iOS Android Windows Other

...but estimate will earn limited EBIT on tablet given current cost structure

iPad 3 Windows Kindle Nexus 7 Nexus 7

(16G) Tablet Fire (8G) (16B)

Price ($/unit) 499 469 199 199 249

COGS ($/unit) 316 431 174 160 166

Gross profit (%) 37% 8% 13% 20% 33%

Opex (%) 9% 11%2 13%2 11%2 11%2

EBIT (%) 28% -3% 0% 9% 22%

1. Current laptop marketshare 2. Denali Opex % for Notebooks only. Corporate overall opex is 17%; driven by higher opex in New Denali

Note: Mature market includes United States and Western Europe, emerging market includes Asia pacific and ROW, Morgan Stanley forecast for forecasted tablet units Source: Morgan Stanley, BCG analysis

5

Backup: Core Denali PC assumptions

Forecast PC units to remain flat through FY15

Units (M)

800 600 400 200 0

PCs

Gartner, +4.5%

IDC, +4.1%

Base case, +0-1%

JPM, -1.0%

Barclays, -4.1%

MS, -4.7%

FY10 FY11 FY12 FY13 FY14 FY15 FY16

800 600 400 200 0

JPM, +84%

Tablets

MS, +69%

Base Case, +62%

Barclays, +58%

Gartner, +57%

IDC, +50%

FY10 FY11 FY12 FY13 FY14 FY15 FY16

Expect continued shift in PC units towards value segment

Units (M)

700 600 500 400 300 200 100 0

Premium Standard Value iPad Other tablets

24% 22% 17% 15% 13% 11% 9%

33% 31% 26% 23% 20% 18% 16%

44% 43% 41% 41% 39% 37% 34%

4% 9% 11% 13% 16% 18%

7% 10% 15% 19% 22%

FY10 FY11 FY12 FY13 FY14 FY15 FY16

Source: JPM Presentation to the Denali Special Committee, (December 5, 2012), Morgan Stanley, IDC, BCG analysis

6A Denali initiative – Productivity cost takeout: Management estimates $3.3B in EBIT by FY16 if fully implemented

Management estimates $3.3B in EBIT by FY16 if fully implemented1

Low case: Oversea shipping, labor arbitrage estimate to drive [***]% COGS savings by [***]. Delayering estimated to drive an additional [***]% in total cost savings.

High case: % cost takeout on [***] total base equivalent to % of $[***] EUC client reinvention in [***] Ramp rate is [***]% in ‘14, [***]% in ‘15, [***]% in ‘16

Key assumptions

Key levers being pulled

Convert to BTS vs. CTO

Simplification of SKUs and global product portfolio Sourcing in China/labor arbitrage Cost takeout of logistics Sales and G&A cost process reconfiguration

Range of probability determined by outside benchmarks Low case 25% - Delayering and China labor arbitrage well understood and have been achieved in benchmarked companies

High case [***]% - based on driving $[***] out of cost base through “client reinvention” in 2009

1. 11/14 Denali management productivity transformation presentation

Note: Proposed savings likely to overlap with New Denali sales force effectiveness initiative

Sources: Denali data room, Management interviews, BCG analysis and research 28

[***] indicates information that has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Exchange Act and has been filed separately with the SEC.

6B Denali initiative – Maintain / grow Core share: Estimate

~$[***] M EBIT by FY17 based on management agenda

Assumption: Estimate of impact based on

management agenda

$M FY12 FY13 FY14 FY15 FY16 FY17

Revenue 00 521 1134 1865 2743

COGS 0 0 ([***]) ([***]) ([***]) ([***])

GM 00 [***] [***] [***] [***]

Opex 00 ([***]) ([***]) ([***]) ([***])

EBIT 00 [***] [***] [***] [***]

Management succeeds at stated goal to “Grow emerging market PC business with targeted localized products”

Denali invests in distribution in Asia (stores, indirect channels), driving WW value PC share to past high of [***]% by [***] (vs. [***]% in base case)

Denali develops low-cost PCs to target sub-$[***] value segment, which increases average GM for value PCs to [***]% (vs. [***]% in base case)2

Key assumptions

Key levers being pulled

Focus of investment on China, especially 2nd tier cities with localized products

Range of probability determined by outside benchmarks Low case 0% - Lenovo’s distribution continues to outpace Denali, especially in China

High case 50% - based on having reached [***]% market share two years ago and reinvigorated focus but continued pressure from aggressive competitors

1. 12/11 mgmt presentation 2. Margin increase occurs in part due to NCBM improvements Sources: Denali data room, BCG analysis and research

[***] indicates information that has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Exchange Act and has been filed separately with the SEC. 29

6C Denali initiative – New Denali sales force effectiveness: Management identified opportunity to increase SFE

Assumption: Sales force effectiveness initiative has potential to deliver $[***] of EBIT in FY171

$M FY12 FY13 FY14 FY15 FY16 FY17 Revenue 0 0 289 1,524 3,227 3,336 COGS 0 0 ([***]) ([***]) ([***]) ([***]) GM 0 0 [***] [***] [***] [***] Opex 0 0 [***] [***] [***] [***] EBIT 0 0 [***] [***] [***] [***]

Mgmt presentation identified improving SFE as strategic priority, but have not developed specific goals / targets Estimate maximum potential impact at ~[***]% sales productivity improvement over [***] years for New Denali based on BCG SFE experience in tech sector2 Program assumed to require [***] to implement fully; will scale to full effect by [***] New Denali margins remain constant

Key assumptions

Key levers being pulled

Improved sales force structure tactics: – cross-selling, solution selling – increased specialization and training – new incentive structures

Range of probability determined by outside benchmarks Low case 0% - Initiative not pursued

High case 50% - Median outcome based on SFE experience

1. Estimated based on typical TMT SFE results 2. Assumed 15% revenue increase, less decline due to small drop in sales FTEs as a result of productivity initiative Note: Proposed savings likely to overlap with productivity initiative Sources: Denali data room, Management interviews, BCG analysis and research

[***] indicates information that has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Exchange Act and has been filed separately with the SEC. 30

12 9/21 plan differs from the base case in FY2017 due to differences in revenue outlook, GM and Opex %

BCG Contribution % of

9/21 plan base case to EBIT ?? contribution

Revenues 42,242 28,006 702 32%

GM% [***]% [***]% ([***]) ([***]%)

Opex % [***]% [***]% [***] [***]%

Op Inc 4.9% 4.8% 739 34%

Revenues 25,777 25,047 99 5%

Gross [***]% [***]% [***] [***]%

margins

Opex [***]% [***]% [***] [***]%

costs

Op Inc 13.6% 8.2% 1,449 66%

Total ?Op Inc: 2,364 100%

Core Denali

New Denali

7 Backup: Detailed description of PC market upside & downside sensitivity

	Upside			Downside		
	Market trends	**Denali position**	**Result**	**Market trends**	**Denali position**	**Result**
Denali Premium Units (Base case – 9.5 M)	• Limited laptop cannibalization by tablets • Hybrid devices gain wide adoption, especially at high-end	• Premium desktops grow at 4% (LT television growth rate) • Premium laptops decline at -3% (lowest decline rate in last 5 years)	11.5M	• Cloud computing lowers business demand • Major laptop cannibalization by tablets • Desktop cannibalization by smart TVs & tablets	• Premium desktops shrink at -12% [1] • Premium laptops shrink at -10% – Trend from last 12 quarters	7.3M
Denali Tablet Units (Base case – 3.5 M)	• Windows 8 devices are popular and gain broad share • Denali succeeds at selling both Windows 8 and Android tablets	• Denali achieves share (equivalent to PC share) of total market ex-iPad	10.7M	• Windows 8 devices struggle, and adoption is slow • Denali tablets fail to gain a foothold	• Tablet sales abandoned after 2 years	0M
Denali Tablet GM% (Base case – [***]%)	• Tablet prices do not fall meaningfully • Manufacturing cost continues to fall • Android OS remains free to manufacturers	• Denali develops tablets with similar cost structure to Nexus 7	[***]%	• Tablet prices fall due to competition, • Additional margin earned by most market players through content sales, not hardware	• Denali margins remain constant	[***]%

1. Alternate triangulation assumes worst decline rates by region: premium desktops shrink at -9% (-22% mature mkts, +1% BRIC), and premium laptops shrink at -12%(-25% mature mkts, -8% BRIC) – Sources: Denali data room, Management Interviews, BCG analysis and research, Industry publications

[***] indicates information that has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Exchange Act and has been filed separately with the SEC.

31

8 Backup: Detailed description of New Denali market upside & downside sensitivity

New Denali segment growth rate estimates suggest ~$1.5B revenue delta in FY17

Revenue ($M)

30,000 20,000 10,000 0

High case (6.5%)

Base case (4.5%)

Low case (2.5%)

FY12 FY13 FY14 FY15 FY16 FY17

Key assumptions

Growth rates diverge in FY14 to allow for integration of FY13 acquisitions

High and low case growth rates are constant, in line with benchmarks

Base case growth rates fluctuate slightly based on individual segment forecasts

Range of segment growth rates determined by outside benchmarks

Low case

2.5% ND segment growth

IT spend decelerates due to SaaS, Cloud, creates central scale

50% of opex cost base assumed to be fixed in short-term

High case

6.5% ND segment growth

Cloud computing accelerates, requiring ESG as a bundle and increasing pull-through rates

50% of opex cost base assumed to be fixed in short-term

Sources: BCG research and analysis, Denali data room, Industry publications

9

Four primary impacts from splitting Denali

Proposed split: separate Core / New

EUC

EUC Peripherals “Core Denali”

PC Company

EUC Support

Storage

“New Denali”

Services Solutions

Company

Networking

Potential impacts of a split

1 Cost synergies:

Cost impact on shared functions

Sales force cross-selling

Economies of scale and scope

2 Transaction costs:

Impact of existing initiatives

Advisor fees and expense required

3 Market valuation:

Impact of new portfolio logic on trading multiple

“Sum of parts” value shift

4 Strategy & execution:

Impact on management focus

Tactics and partnerships made possible

Potential execution risks

9

Open questions regarding split

Issue

Outstanding questions

Potential next steps

What dis-synergies would be caused by

Launch cross-functional effort to detail

Synergies /

splitting companies?

synergies bottom-up by division

dis-synergies

To what extent will split enable long-term

Analyze competitive opportunities for

gains through better management?

businesses as separate companies

How long will split take to execute?

Build detailed roadmap for logistics of split

Key milestones, deadlines, and owners

Execution

What is downside risk if split is poorly

Model range of execution scenarios

Risk

managed or lasts longer than expected?

(Increased turnover, poor sales, etc.)

Engage advisors to plan legal and financial

structure of split (e.g., spin-off, split-off, etc.)

How will sales force be divided?

Plan detailed allocation of new sales

organization (including structure, wiring,

Sales Force

How will split affect existing client

processes, etc)

Organization

relationships and current cross-selling

contracts?

Interview customers to develop deeper

understanding of expected reaction

To what extent will transformation stall

Refine strategic plans for two separate

due to lack of mgmt focus?

companies

Impact on

New Denali

How will current executive team be

Create succession plan and launch search

divided between new companies?

for new executive committee

transformation

How will New Denali fund growth without

Assess capital structure and plan for likely

cash generation from Core?

capital needs of both companies

Preliminary Analysis – For Discussion Purposes Only Strictly Private and Confidential

9/21 management plan by solutions group

Revised 9/21 management plan

Total Denali ESG S&P

FY13 FY14 FY15 FY16 FY13 FY14 FY15 FY16 FY13 FY14 FY15 FY16 Revenue 57.5 59.9 63.2 66.6 10.6 11.4 12.3 13.3 9.2 9.4 9.7 10.0 Y-o-Y growth (7.4%) 4.2% 5.5% 5.3% 2.8% 7.9% 8.0% 8.0% (9.9%) 2.0% 3.0% 3.0%

Gross Margin 12.8 13.7 14.6 15.3 [***] [***] [***] [***] [***] [***] [***] [***] % of Rev 22.2% 22.8% 23.0% 23.0% [***]% [***]% [***]% [***]% [***]% [***]% [***]% [***]%

Total Opex 8.8 9.5 9.7 10.1 [***] [***] [***] [***] [***] [***] [***] [***] % of Rev 15.2% 15.8% 15.4% 15.1% [***]% [***]% [***]% [***]% [***]% [***]% [***]% [***]%

OpInc 4.0 4.2 4.9 5.3 0.3 0.6 0.7 0.8 0.8 0.8 0.8 0.8 % of Rev 7.0% 7.0% 7.7% 7.9% 3.1% 4.8% 5.6% 6.4% 8.2% 8.4% 8.1% 7.5%

EUC Services Software

FY13 FY14 FY15 FY16 FY13 FY14 FY15 FY16 FY13 FY14 FY15 FY16 Revenue 28.7 28.9 30.1 31.3 8.5 8.9 9.4 10.0 0.6 1.4 1.8 2.0 Y-o-Y growth (13.8%) 0.9% 4.1% 4.0% 2.3% 4.1% 5.6% 7.4% N/A 146.3% 31.9% 9.4%

Gross Margin [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] % of Rev [***]% [***]% [***]% [***]% [***]% [***]% [***]% [***]% [***]% [***]% [***]% [***]%

Total Opex [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] % of Rev [***]% [***]% [***]% [***]% [***]% [***]% [***]% [***]% [***]% [***]% [***]% [***]%

OpInc 0.9 0.7 0.7 0.7 2.4 2.5 2.7 3.0 (0.0) (0.0) 0.3 0.3 % of Rev 3.2% 2.5% 2.5% 2.3% 28.4% 28.5% 29.2% 29.9% (9.0%) (1.7%) 16.0% 17.7%

Key commentary

?Preliminary tops-down allocation of operating expenses across solutions groups

?Reflects management plan to reduce expenses over the projected period with savings assumed to be reinvested in core growth areas

?DFS is distributed across the solutions groups

Source: Denali’s updated FY13-16 projections as of September 21, 2012

Note: Above reflects estimated opex by segment based on FY13 internal operating plan cost allocation

[***] indicates information that has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Exchange Act and has been filed separately with the SEC.

DEN A L I 48

AP P E ND I X

Top 25 global information technology companies

Tech company Market cap ($B)

Apple Inc 550

Microsoft Corp 223

Intl Business Machines Corp 221

Samsung Electronics Co Ltd 184

Google Inc 180

Oracle Corp 158

Qualcomm Inc 109

Cisco Systems Inc 100

Intel Corp 98

SAP AG 93

Taiwan Semiconductor MFG Co 88

eBay Inc 68

Tencent Holdings Ltd 60

EMC Corp/MA 51

TATA Consultancy Svcs Ltd. 47

Accenture Plc 43

Canon Inc 42

Hon Hai Precision Ind Co Ltd 38

Texas Instrument Inc 34

Ericsson 30

Automatic Data Procession 27

Hitachi Ltd 27

Hewlett-Packard Co 26

Infosys Ltd 26

Yahoo Inc 22

Salesforce.com Inc 22

Source: Compustat

37